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                                    EXHIBIT
                                     10.40


             Agreement, dated as of December 31, 1997, between the
          Company and Stone Pine Financial Group, LLC relating to the issuance of Series A Preferred Shares.
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                                   AGREEMENT


         This Agreement is made as of December 31, 1997, between Consolidated Capital of North America, Inc. (the "Company") and Stone Pine Financial Group, LLC ("SPFG").

                                   WITNESSETH

         WHEREAS, the Company is indebted to SPFG for $360,000 (the "Indebtedness"); and

         WHEREAS, the Company desires to issue Preferred Shares in exchange for the cancellation of such Indebtedness;

         WHEREAS, SPFG is willing to accept Preferred Shares of the Company in exchange for cancellation of such Indebtedness;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants made herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Issuance of the Shares. Simultaneously with the execution of this Agreement, the Company agrees to issue to SPFG 360,000 Series A Preferred Shares of the Company having the terms set forth in Annex A hereto (the "Shares") in consideration of the cancellation of the Indebtedness owed by the Company to SPFG.

         2. Investment Intent. SPFG acknowledges that it is acquiring the Shares for investment purposes only, and acknowledges that (A) the Shares and the Common Shares of the Company into which the Shares are convertible (the "Conversion Shares") have not been registered under federal securities laws or state securities laws, and accordingly, constitute "restricted securities" for purposes of federal and state securities laws, (B) SPFG will not be able to transfer the Shares or Conversion Shares except upon compliance with the registration





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requirements of federal and state securities laws or exemptions therefrom, and
(C) the certificate evidencing the Shares and the Conversion Shares will contain a legend to the foregoing effect.

         3. Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement as of the date first above written.


                                              CONSOLIDATED CAPITAL
                                              OF NORTH AMERICA, INC


                                              By: /s/ Donald R. Jackson
                                                  ----------------------------
                                                   Donald R. Jackson
                                                   Secretary, Treasurer and
                                                   Chief Financial Officer


                                              STONE PINE FINANCIAL GROUP, LLC


                                              By:  /s/ Paul Bagley
                                                  ---------------------------
                                                   Paul Bagley
                                                   Member